Exhibit 4.31

Building I
299 Pendoring Road
2195 Blackheath

P O Box 1995
Northcliff
2115 South Africa

e-mail: turgis@turgis.co.za
Tel: +27 11 476-2279
Fax: +27 11 476-2579
Reg No: 2001.002083.07

Reference number:
cwb_200607

Uranium One Incorporated

Suite 1610 – 390 Bay Street

Toronto

Ontario

Canada

M5H2Y2

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with the revised reserve statement for the Modder East Project and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Clive Brown
Clive Brown

Managing Director: R B Wilson

Directors: G J Oberholzer - A D Pooley (British) - C F P Smythe (British) - R P H Willis

Chairman: A G du Plessis